U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

____________________________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2007

AZTEC OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of
Incorporation or Organization)

000-32015	87-0439834
(Commission File Number)	(I.R.S. Employer Identification No.)

Mr. Kirk N. Blackim
President
Aztec Oil & Gas, Inc.
One Riverway, Suite 1700
Houston, Texas 77056
(Address of principal executive offices including zip code)

(713) 840-6444
(Registrant’s telephone number, including area code)

ITEM 8.01. OTHER EVENTS

Aztec Energy LLC, an affiliate of Aztec Oil & Gas, Inc., has organized a limited partnership, Aztec 2006A Oil & Gas Drilling Program, and serves as its general partner. The partnership is privately funded and includes the issuance of limited partnership interests and warrants to purchase common stock of Aztec Oil & Gas Inc.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the private funding described in (Item 8.01 above) Aztec Oil & Gas Inc. issued warrants to purchase a total of 243,810 shares of common stock of Aztec Oil & Gas, Inc. 81,270 of Class A Warrants entitle the holder to purchase common stock at a price of $0.35 per share with an Expiration Date of December 31, 2007.  81,270 of Class B Warrants entitle the holder to purchase common stock at a price of $0.65 per share. 81,270 of Class C Warrants entitle the holder to purchase common stock at a price of $0.95 per share. The Class B and Class C Warrants carry an Expiration Date of December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTEC OIL & GAS, INC.

Date: January 9, 2007	By: /s/ Kirk N. Blackim
Kirk N. Blackim, President